Exhibit 99.1

NEWS RELEASE

ICF to Present at the Sidoti Small-Cap Conference

RESTON, Va. — March 16, 2023—ICF (NASDAQ:ICFI), a global consulting and technology services provider, announced its participation at the Sidoti Small-Cap Conference. ICF Chief Operating Officer James Morgan will host a fireside chat at 11:30 a.m. Eastern Time on Wednesday, March 22.

A live audio webcast of the presentation will be available at this link: https://sidoti.zoom.us/webinar/register/WN_nyfj1fqjR9-Te9r47mMi5g. A replay will be available for three months following the conference.

About ICF

ICF is a global consulting and technology services company with approximately 9,000 employees, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; our ability to acquire and successfully integrate businesses; and the effects of the novel coronavirus disease (COVID-19) and related federal, state and local government actions and reactions on the health of our staff and that of our clients, the continuity of our and our clients' operations, our results of operations and our outlook. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements that are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.

Investor information contact:
Lynn Morgen, AdvisIRy Partners, lynn.morgen@advisiry.com, +1.212.750.5800

or

David Gold, AdvisIRy Partners, david.gold@advisiry.com, +1.212.750.5800

Company information contact:
Lauren Dyke, ICF, lauren.dyke@icf.com, +1. 571.373.5577